Exhibit 99.1

Air Industries Group, Inc. (the "Company" or "Air Industries") announces financial results for the three and nine months ended September 30, 2012.

Financial Results for the nine months ended September 30, 2012 and 2011:

For the nine months ended September 30, 2012 consolidated net sales were $46,835,000 an increase of $7,857,000 or 20% compared to net sales of $38,978,000 for the prior year. Net sales at Air Industries Machining Corp were $ 33,314,000 an increase of $2,251,000 or 7% from $31,063,000 for the prior year. Net sales at Welding Metallurgy, Inc were $9,929,000 an increase of $2,014,000 or 25% from $7,915,000 for the prior year. Net sales at Nassau Tool Works for the period of through September 30, 2012 were $3,592,000. Air Industries acquired Nassau Tool Works on June 20, 2012.

These results for the nine months ended September 30, 2012 and 2011 are summarized below:

(all amounts in 000's)	Nine Months Ended Sep't 30,		Increase over prior year
Net Sales	2012	2011	in $	as a %
Air Industries Machining	$33,314	$31,063	$2,251	7%
Welding Metallurgy Inc.	9,929	7,915	2,014	25%
Nassau Tool Works	3,592	-	3,592	n/m
Consolidated	$46,835	$38,978	$7,857	20%

For the nine months ended September 30, 2012 consolidated operating income was $4,350,000, an increase of $1,167,000 or 37% from $3,183,000 for the prior year. Consolidated net income before tax was $2,791,000 an increase of $1,172,000 or 72% from $1,619,000 in the prior year. Consolidated net income was $1,755,000 an increase of $193,000, or 12% compared with $1,562,000 for the prior year.  Earnings per common share were $0.40 a decrease of $(0.04) or (9%) compared with $0.44 for the prior year.

These results for the nine months ended September 30, 2012 and 2011 are summarized below:

(in 000's except per share data)
	Nine Months Ended Sep't 30,		Increase over prior year
Consolidated:	2012	2011	in $	as a %
Net Operating Income	$4,350	$3,183	$1,167	37%
Net Income Before Tax	2,791	1,619	1,172	72%
Net Income	1,755	1,562	193	12%
Net Income Per Share	$0.40	$0.44	$(0.04)	-9%

•	Consolidated Gross profit was $10,540,000, or 22.5% of sales for 2012 compared with $7,866,000 or approximately 20% of sales for 2011.

•
Consolidated Operating costs were $6,190,000 an increase of $1,507,000 or 32% compared to $4,683,000 for the prior year. Approximately one-half of the increase in operating costs resulted from the inclusion of costs of Nassau Tool Works for the full quarter.

Air Industries has previously announced that the net income reported for the first quarter of 2012 and prior periods has absorbed all of the Company’s net operating loss carry-forward for federal and state income tax purposes. For the nine months ended September 30, 2011, the Company accrued a provision for income taxes of only $57,000. For the nine months ended September 30, 2012, the provision for income taxes was $1,036,000 an increase of nearly $ 1,000,000.

Thus, for the nine months ended September 30, 2012 the Company reported percentage increases in operating income and income before tax of 37% and 72% respectively, but only a 12% percent increase in net income. Net income per share was further reduced by the increase in the number of shares outstanding.

Financial Results for the three months ended September 30, 2012 and 2011:

For the three months ended September 30, 2012, consolidated net sales were $15,558,000, an increase of $2,303,000 or 17% compared to net sales of $13,255,000 for the prior year. Net sales at Air Industries Machining Corp were $9,587,000, a decrease of $(738,000) or (7%) from $10,325,000 for the prior year. Net sales at Welding Metallurgy, Inc were $2,891,000, a decrease of $(39,000) or (1%) from $2,930,000 for the prior year. Net sales at Nassau Tool Works for the three months ended September 30, 2012 were $3,080,000. Air Industries acquired Nassau Tool Works on June 20, 2012.

These results for the three months ended September 30, 2012 and 2011 are summarized below:

(all amounts in 000's)	Three Months Ended Sep't 30,		Increase over prior year
Net Sales	2012	2011	in $	as a %
Air Industries Machining	$9,587	$10,325	$(738)	-7%
Welding Metallurgy Inc.	$2,891	$2,930	$(39)	-1%
Nassau Tool Works	3,080	-	$3,080	n/m
Consolidated	$15,558	$13,255	$2,303	17%

For the three months ended September 30, 2012 consolidated operating income was $1,455,000, an increase of $204,000 or 16% from $1,251,000 for the prior year. Consolidated income before tax was $1,001,000 an increase of $268,000 or 37% from $733,000 in the prior year. Consolidated net income was $614,000 a decrease of $(88,000), or (13%) compared with $702,000 for the prior year.

Earnings per common share were $0.11 a decrease of $(.09) or approximately (45%) compared with $0.20 for the prior year. Net income per share was further reduced by the increase in the number of shares outstanding.

These results for the three months ended September 30, 2012 and 2011 are summarized below:

(in 000's except per share data)
	Three Months Ended Sep't 30,		Increase over prior year
Consolidated:	2012	2011	in $	as a %
Net Operating Income	$1,455	$1,251	$204	16%
Net Income before Tax	1,001	733	$268	37%
Net Income	614	702	(88)	-13%
Net Income Per Share	$0.11	$0.20	$(0.09)	-45%

Air Industries has previously announced that the net income reported for the first quarter of 2012 and prior periods has absorbed all of the Company’s net operating loss carry-forward for federal and state income tax purposes. For the three months ended September 30, 2011, the Company accrued a provision for income taxes of only $31,000. For the three months ended September 30, 2012, the provision for income taxes was $387,000, an increase of more than $350,000.

Thus, for the three months ended September 30, 2012, the Company reported percentage increases in net operating income and net income before tax of 16% and 37%, respectively, but decreases in net income and net income per share. Net income per share was further reduced by the increase in the number of shares outstanding.

•	Consolidated Gross profit was $3,834,000, or approximately 24.6% of sales for 2012 compared with $2,835,000 or approximately 21.4% of sales for 2011.

•
Consolidated Operating costs were $2,379,000 an increase of 795,000 or 50% compared to $1,584,000 for the prior year. Nearly all of the increase in operating costs resulted from the inclusion of Nassau Tool Works costs for the quarter.

The Company’s Condensed Consolidated Financial Statements for the nine months ended September 30, 2012 and 2011, together with the notes thereto including the review report of its independent auditors, Rotenberg Meril Solomon Bertiger & Guttilla, P.C. (“RMSBG”) are attached to this press release. All readers are urged to read the financial statements, including the footnotes, in their entirety.

Condensed Consolidated Financial Statements are available here: LINK TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS included with this press release as issued has not been included in this exhibit. The condensed consolidated financial statements have been included at the end of this press release.

Mr. Peter Rettaliata, Chief Executive Officer of Air Industries commented: “The dramatic growth of revenue and profits of the first half of 2012 slowed in the third quarter. We expected and had previously announced that this was probable. Our consolidated results continue to show strong increases in revenue, operating income and pre-tax income over the prior year. But these increases did not translate into proportionate increases in net income and earnings per share due to our having exhausted our net operating loss to offset our taxable income.

“There is considerable uncertainty about the size and timing of looming cuts to the Defense budget. This affects the entire industry, and our customers have been cautious. We believe that our position on critical aircraft platforms and our large presence in the after-market, that is replacement and repair parts, a position that has been greatly bolstered by our acquisition of Nassau Tool Works, will shelter Air Industries from any significant reductions in the defense budget. We recently announced that our largest subsidiary Air Industries Machining entered into a new five-year agreement with Sikorsky Aircraft Corp. This agreement includes price increases on some of our major products and the inclusion of new products that we do not now produce. We expect that these increased prices may offset any reduction in volume during 2013 and lead to increased earnings and cash flow. We have also been seeking and have won new contracts for commercial aircraft production.”

Mr. Rettaliata continued: “We have been moving quickly on integrating Nassau Tool Works, expanding their engineering capability and rationalizing production by shifting work between our subsidiaries for maximum efficiency. During the quarter we made investments of approximately $ 1.0 million in new equipment for both Nassau Tool Works and Welding Metallurgy. This new equipment expands the capabilities of both companies. We previously announced that the acquisition of Nassau Tool Works resulted in a significant increase in our “quoting” activity and this continues.”

Mr. Rettaliata concluded: “All of our facilities are located on Long Island and thankfully none were damaged during the recent hurricane. We did experience power outages and had to close our factories for several days. We do not anticipate any long lasting problems.”

ABOUT AIR INDUSTRIES GROUP, INC.

Air Industries Group, Inc. (AIRI.PK) is an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors. Air Industries designs and manufactures flight critical products including flight safety parts, landing gear and components, arresting gear, flight controls, sheet metal fabrications and ground support equipment.

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, the ability to realize firm backlog and projected backlog, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

AIR INDUSTRIES GROUP, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS and FOOTNOTES
With INDEPENDENT ACCOUNTANTS’ REVIEW REPORT
SEPTEMBER 30, 2012 and 2011

Air Industries Group, Inc.

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT

To the Board of Directors and Stockholders of
Air Industries Group, Inc.
Bay Shore, NY 11706

We have reviewed the accompanying condensed consolidated balance sheet of Air Industries Group, Inc. and Subsidiaries (the “Company”) as of September 30, 2012, and the related condensed consolidated statements of income for the three and nine months ended September 30, 2012 and 2011 and the condensed consolidated statements of stockholders’ equity and cash flows for the nine months ended September 30, 2012 and 2011.  A review includes primarily applying analytical procedures to management’s financial data and making inquiries of Company management.  A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the condensed consolidated financial statements as a whole.  Accordingly, we do not express such an opinion.

Management is responsible for the preparation and fair presentation of the condensed consolidated financial statements in accordance with accounting principles generally accepted in the United States and for designing, implementing, and maintaining internal control relevant to the preparation and fair presentation of the condensed consolidated financial statements.

Our responsibility is to conduct the review in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”).  Those standards require us to perform procedures to obtain limited assurance that there are no material modifications that should be made to the condensed consolidated financial statements.  We believe that the results of our procedures provide a reasonable basis for our report.

Based on our review, we are not aware of any material modifications that should be made to the accompanying condensed consolidated financial statements in order fro them to be in conformity with accounting principles generally accepted in the United States.

We have previously audited, in accordance with auditing standards of the PCAOB, the consolidated balance sheet of the Company as of December 31, 2011, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended (not presented herein); and in our report dated March 15, 2012, we expressed an unqualified opinion on those financial statements.  In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2011, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

Rotenberg Meril Solomon Bertiger & Guttilla, P.C.
Saddle Brook, New Jersey
October 26, 2012

AIR INDUSTRIES GROUP, INC.
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2012	2011
ASSETS	(Unaudited)
Current Assets
Cash and Cash Equivalents	$1,120,000	$577,000
Accounts Receivable, Net of Allowance for Doubtful Accounts of $609,000 and $950,000	8,348,000	6,042,000
Inventory	27,420,000	22,521,000
Prepaid Expenses and Other Current Assets	247,000	330,000
Deposits - Customers	13,000	2,000
Total Current Assets	37,148,000	29,472,000

Property and Equipment, net	4,920,000	3,971,000
Capitalized Engineering Costs - net of Accumulated Amortization of $3,330,000 and $2,990,000	838,000	969,000
Deferred Financing Costs, net, deposit and other assets	652,000	671,000
Intangible Assets, net	6,180,000	1,607,000
Goodwill	453,000	291,000
TOTAL ASSETS	$50,191,000	$36,981,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Notes Payable and Capitalized Lease Obligations - Current Portion	$16,290,000	$14,055,000
Accounts Payable and Accrued Expenses	7,392,000	7,432,000
Lease Impairment - Current	88,000	85,000
Deferred Gain on Sale - Current Portion	38,000	38,000
Income Taxes Payable	1,014,000	41,000

Total Current Liabilities	24,822,000	21,651,000

Long term liabilities
Notes Payable and Capitalized Lease Obligation - Net of Current Portion	5,141,000	8,992,000
Lease Impairment - Net of Current Portion	147,000	175,000
Deferred Gain on Sale - Net of Current Portion	494,000	523,000
Deferred Rent	1,046,000	974,000

TOTAL LIABILITIES	31,650,000	32,315,000

Commitments and contingencies
Stockholders' Equity
Preferred Stock Par Value $.001-Authorized 8,003,716 shares
Designated as Series "A" Convertible Preferred - $.001 par Value, 1,000 Shares Authorized 0 Shares issued and outstanding as of September 30, 2012 and December 31, 2011, respectively.	-	-
Designated as Series "B" Convertible Preferred -$.001 Par Value, 4,000,000 Shares Authorized, 0 shares issued and outstanding as of September 30, 2012 and December 31, 2011, respectively; Liquidation Value, $ 0	-	-
Common Stock - $.001 Par, 20,000,000 Shares Authorized, 5,711,093 and 3,579,114 Shares Issued and Outstanding as of September 30, 2012 and December 31, 2011, respectively	6,000	4,000
Additional Paid-In Capital	38,259,000	26,141,000
Accumulated Deficit	(19,724,000)	(21,479,000)
TOTAL STOCKHOLDERS' EQUITY	18,541,000	4,666,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$50,191,000	$36,981,000

See independent accountants' review report and notes to condensed consolidated financial statements

AIR INDUSTRIES GROUP, INC.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Net Sales	$15,558,000	$13,255,000	$46,835,000	$38,978,000

Cost of Sales	11,724,000	10,420,000	36,295,000	31,112,000

Gross Profit	3,834,000	2,835,000	10,540,000	7,866,000

Operating Expenses	2,379,000	1,584,000	6,190,000	4,683,000

Income from operations	1,455,000	1,251,000	4,350,000	3,183,000

Interest and financing costs	(452,000)	(533,000)	(1,422,000)	(1,576,000)
Other (expense) income, net	(2,000)	15,000	(137,000)	12,000
Income before provision for income taxes	1,001,000	733,000	2,791,000	1,619,000

Provision for income taxes	387,000	31,000	1,036,000	57,000

Net income attributable to common stockholders	$614,000	$702,000	$1,755,000	$1,562,000

Income per share - basic	$0.11	$0.20	$0.40	$0.44
Income per share - diluted	$0.11	$0.20	$0.40	$0.44

Weighted average shares outstanding - basic	5,706,510	3,579,114	4,334,570	3,579,114
Weighted average shares outstanding - diluted	5,790,555	3,579,114	4,407,356	3,579,258

See independent accountants' review report and notes to condensed consolidated financial statements

AIR INDUSTRIES GROUP, INC.
Condensed Consolidated Statements of Stockholders' Equity
(Unaudited)

Nine Months ended September 30, 2012
	Series A		Series B				Additional		Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, January 1, 2012	-	$-	-	$-	3,579,114	$4,000	$26,141,000	$(21,479,000)	$4,666,000
Issuance of Shares For Acquisition	-	-	-	-	66,667	-	300,000	-	300,000
Issuance of Shares For Private Placement	-	-	-	-	1,185,851	1,000	6,527,000	-	6,528,000
Issuance of Shares For conversion of Junior Subordinated Notes	-	-	-	-	867,461	1,000	5,203,000	-	5,204,000
Issuance of Shares For Costs Associated with Private Placement	-	-	-	-	12,000	-	-	-	-
Stock compensation expense	-	-	-	-	-	-	88,000	-	88,000
Net income	-	-	-	-	-	-	-	1,755,000	1,755,000
Balance, September 30, 2012	-	$-	-	$-	5,711,093	$6,000	$38,259,000	$(19,724,000)	$18,541,000

Nine Months ended September 30, 2011
	Series A		Series B				Additional		Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, January 1, 2011	-	$-	-	$-	3,579,114	$4,000	$26,009,000	$(23,726,000)	$2,287,000
Stock compensation expense	-	-	-	-	-	-	101,000	-	101,000
Net income	-	-	-	-	-	-	-	1,562,000	1,562,000
Balance, September 30, 2011	-	$-	-	$-	3,579,114	$4,000	$26,110,000	$(22,164,000)	$3,950,000

See independent accountants' review report and notes to condensed consolidated financial statements

AIR INDUSTRIES GROUP, INC.
Condensed Consolidated Statements of Cash Flows For the Nine Months Ended September 30,

	2012	2011
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,755,000	$1,562,000
Adjustments to Reconcile Net Income to Net
Cash provided by Operating Activities
Depreciation of property and equipment	1,128,000	1,140,000
Amortization of intangible assets	402,000	126,000
Amortization of capitalized engineering costs	340,000	460,000
Bad debt expense	64,000	249,000
Non-cash compenstion expense	88,000	101,000
Amortization of deferred financing costs	42,000	122,000
Gain on sale of real estate	(28,000)	(28,000)
Adjustments to Lease Impairment	53,000	-

Changes in Assets and Liabilities
(Increase) Decrease in Operating Assets:
Accounts Receivable	(1,307,000)	(2,512,000)
Inventory	454,000	(1,468,000)
Prepaid Expenses and Other Current Assets	83,000	102,000
Deposits	(11,000)	50,000
Other Assets	(3,000)	(61,000)
Increase (Decrease) in Operating Liabilities
Accounts payable and accrued expenses	(1,219,000)	1,464,000
Deferred Rent	71,000	143,000
Income Taxes payable	973,000	57,000
NET CASH PROVIDED BY OPERATING ACTIVITIES	2,885,000	1,507,000

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for acquisition	(11,600,000)	-
Capitalized engineering costs	(209,000)	(404,000)
Purchase of property and equipment	(471,000)	(422,000)
Deposit for new property and equipment	(81,000)	-
NET CASH USED IN INVESTING ACTIVITIES	(12,361,000)	(826,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Private Placement	7,115,000	-
Payment of Issuance costs for Private Placement	(587,000)	-
Notes payable - Sellers	(447,000)	(293,000)
Capital lease obligations	(426,000)	(296,000)
Notes payable-Jr. Subordinated Debt	(115,000)	-
Notes payable - Revolver	2,950,000	635,000
Notes payable - Term Loan PNC	1,627,000	(750,000)
Cash paid for deferred financing costs	(20,000)	(20,000)
Payments related to Lease Impairment	(78,000)	(74,000)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	10,019,000	(798,000)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	543,000	(117,000)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	577,000	537,000
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,120,000	$420,000

Supplemental cash flow information
Cash paid during the period for interest	$1,225,000	$1,266,000

Supplemental cash flow information
Cash paid during the period for income taxes	$64,000	$-

Supplemental schedule of non-cash investing and financing activities
Junior Subordinated Debt Converted to Common Stock	$5,204,000	$-

Property and equipment acquired under capital lease	$-	$827,000

Purchase of substantially all assets of Nassau Tool Works, Inc and assumption of liabilities in the acquisition as follows:
Fair Value of Tangible Assets acquired	$7,941,000
Intangible assets, subject to amortization	4,975,000
Goodwill	162,000
Liabilities assumed	(660,000)
Due to Seller	(518,000)
Common Stock	(300,000)
Cash paid for acquisition	$11,600,000

See independent accountants' review report and notes to condensed consolidated financial statements

AIR INDUSTRIES GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. FORMATION AND BASIS OF PRESENTATION

Organization and Principal Business Activity

     Air Industries Group, Inc. (the "Company" or “AIRI”), a Delaware corporation, was incorporated on January 13, 2006.

The accompanying condensed consolidated financial statements presented are those of AIRI, and its wholly-owned subsidiaries; Air Industries Machining Corporation (“AIM”), Welding Metallurgy, Inc. ("Welding") and Nassau Tool Works, Inc. (“NTW”) which was acquired on June 20, 2012.

The Company through its AIM subsidiary is primarily engaged in manufacturing aircraft structural parts, and assemblies for prime defense contractors in the aerospace industry in the United States. The Company's customers consist mainly of publicly- traded companies in the aerospace industry. Welding is a specialty welding and products provider whose significant customers include the world's largest aircraft manufacturers, subcontractors, and original equipment manufacturers.  NTW is a manufacturer of aerospace components, principally landing gear for F-16 and F-18 fighter aircraft.

 Basis of Presentation

These condensed consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America for interim financial reporting. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements.  These unaudited interim condensed consolidated financial statements, which, in the opinion of management, reflect all adjustments (including normal recurring adjustments) necessary for a fair presentation, should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2011. Operating results for the three and nine months ended September 30, 2012 are not necessarily indicative of the results that may be expected for any future interim period or for the entire fiscal year. The results of NTW are included as of June 20, 2012.

Note 2. ACQUISITION

On March 15, 2012, the Company, through a newly created subsidiary, entered into a contract with NTW and its shareholders (the “NTW Sellers”) to purchase substantially all of the assets, and to assume certain liabilities, for $12.0 million ($12,000,000), subject to positive or negative adjustments based on net working capital at closing.  The acquisition was completed on June 20, 2012, and the assets, liabilities and the business of NTW is now operated through our new third subsidiary of the Company. The two former shareholders of NTW have joined the management team of the Company pursuant to management contracts.

The acquisition of NTW, Inc. was financed by a combination of debt and equity. The Company increased its borrowings from its existing revolving loan and term facilities which have been expanded (see Note 8), and raised equity from a Private Placement during June 2012 (see Note 9).

NTW founded in 1959 is a manufacturer of aerospace components, principally landing gear for F-16 and F-18 fighter aircraft. In recent years approximately 80% of NTW’s net sales are direct to the US Government, specifically the US Navy and Air Force.   NTW believes that some of its products are ultimately shipped abroad to support foreign military sales by the US Government. NTW supplies both individual components for repair and complete landing gear for refurbishment. The balance of NTW’s net sales involve machining, turning, deep-hole drilling, and trepanning projects for other aerospace manufacturers.

AIR INDUSTRIES GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The acquisition of NTW by AIRI results in a larger enterprise, with greater diversification of customers and aircraft platforms. The combined company has enhanced technical capabilities which we believe will lead to increased sales of landing gear product to our existing and prospective customers.

The acquisition of NTW was accounted for under ASC 805, “Business Combinations.”  The total purchase price was allocated to assets acquired and liabilities assumed based on a study of their relative fair values.  The final valuation has been completed.  The purchase price allocation is set forth below.

Fair Value of Tangible Assets acquired	$7,941,000
Intangible assets, subject to amortization	4,975,000
Goodwill	162,000
Liabilities assumed	(660,000)
Total	$12,418,000

The cost of the acquisition totaled $12,418,000.  The purchase price of the acquisition is as follows:
1.	At closing, the NTW Sellers were paid $11,400,000.
2.	The issuance of 66,667 shares of common stock valued at $300,000.
3.	$200,000 paid in July after the release of a lien on certain property and equipment purchased.
4.	$518,000 to be paid for a working capital adjustment. See below.

It was determined that an increase in the NTW Sellers’ working capital adjustment in the amount of $518,000 was necessary and is reflected in the purchase price allocation above.  In addition, in July 2012, the Company paid $107,000 of liabilities of NTW not assumed under the acquisition agreement.  Such amount will either be repaid by NTW or offset against amounts owed to the NTW Sellers.  For financial statement purposes, such amount has been offset against the working capital adjustment.  At September 30, 2012, the amount due and payable to the NTW Sellers totaled $411,000 and is included on the condensed consolidated balance sheet in accounts payable and accrued expenses.

Note 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounts Receivable

Accounts receivable are reported at their outstanding unpaid principal balances net of allowances for uncollectible accounts. The Company provides for allowances for uncollectible receivables based on management's estimate of uncollectible amounts considering age, collection history, and any other factors considered appropriate. The Company writes off accounts receivable against the Allowance for Doubtful Accounts when a balance is determined to be uncollectible.

	September 30,	December 31,
	2012	2011
	(Unaudited)
Accounts Receivable Gross	$8,957,000	$6,992,000
Allowance for Doubtful Accounts	(609,000)	(950,000)
Accounts Receivable Net	$8,348,000	$6,042,000

AIR INDUSTRIES GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Inventory Valuation

Inventory at September 30, 2012 and 2011 was computed based on a “gross profit” method.

The Company valued inventory at December 31, 2011 at the lower of cost on a first-in-first-out basis or market.

Long-Lived and Intangible Assets

Identifiable intangible assets are amortized using the straight-line method over the period of expected benefit.

Long-lived assets and intangible assets subject to amortization to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may be impaired. The Company records an impairment loss if the undiscounted future cash flows are found to be less than the carrying amount of the asset. If an impairment loss has occurred, a charge is recorded to reduce the carrying amount of the asset to fair value. There has been no impairment as of September 30, 2012 and December 31, 2011.

Credit and Concentration Risks

There were three customers that represented 59.0% and 74.6% of total sales for the three months ended September 30, 2012 and 2011, respectively. This is set forth in the table below.

Customer	Percentage of Sales
	2012	2011
	(Unaudited)	(Unaudited)

1	25.0	43.6
2	22.7	17.8
3	11.3	13.2

There were two customers that represented 59.2% and 65.1% of total sales for the nine months ended September 30, 2012 and 2011, respectively. This is set forth in the table below.

Customer	Percentage of Sales
	2012	2011
	(Unaudited)	(Unaudited)

1	30.9	46.4
2	28.3	18.7

AIR INDUSTRIES GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

There were four customers that represented 63.3% of gross accounts receivable at September 30, 2012 and five customers that represented 82.2% of gross accounts receivable at December 31, 2011.  This is set forth in the table below.

Customer	Percentage of Receivables
	September	December
	2012	2011
	(Unaudited)
1	20.5	12.9
2	16.9	26.2
3	14.4	18.3
4	11.5	13.3
5	*	11.5

* Customer was less than 10% of receivables at September 30, 2012

During the year, the Company had occasionally maintained balances in its bank accounts that were in excess of the FDIC limit.  The Company has not experienced any losses on these accounts.

Substantially all of the workforce at AIM is subject to a union contract with the United Service Workers Union TUJAT Local 355 (the "Union").  The contract expires on December 31, 2015.

AIM has several key sole-source suppliers of various parts that are important for one or more of our products. These suppliers are our only source for such parts and, therefore, in the event any of them were to go out of business or be unable to provide us parts for any reason, our business could be severely harmed.

Earnings per share

Basic earnings per share is computed by dividing the net income applicable to common stockholders by the weighted-average number of shares of common stock outstanding for the period. Potentially dilutive shares, using the treasury stock method, are included in the diluted per-share calculations for all periods when the effect of their inclusion is dilutive.  The following securities have been excluded from the calculation as their effect would be anti-dilutive:

	September 30,	September 30,
	2012	2011
Stock Options	15,548	291,428
Warrants	250	19,865

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with FASB ASC 718, "Compensation – Stock Compensation." Under the fair value recognition provision of the ASC, stock-based compensation cost is estimated at the grant date based on the fair value of the award. The Company estimates the fair value of stock options and warrants granted using the Black-Scholes-Merton option pricing model.

The Company recorded expenses of $45,000 and $41,000 for the three months ended September 30, 2012 and 2011, respectively and expenses of $88,000 and $101,000 for the nine months ended September 30, 2012 and 2011, respectively, in its consolidated statement of operations. These expenses are included as a component of general and administrative expense.

Goodwill

Goodwill represents the excess of the acquisition cost of businesses over the fair value of the identifiable net assets acquired. The goodwill amount of $453,000 is comprised of $291,000 that relates to the acquisition of Welding and $162,000 that relates to the acquisition of NTW. Goodwill is not amortized, but is tested at least annually for impairment, or if circumstances change that will more likely than not reduce the fair value of the reporting unit below its carrying amount.

AIR INDUSTRIES GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company performs impairment testing for goodwill annually, or more frequently when indicators of impairment exist.  The Company has determined that there has been no impairment of goodwill at September 30, 2012 and December 31, 2011.

Subsequent Events

Management has evaluated subsequent events through October 26, 2012, the date at which the financial statements were available to be issued.

Note 4. INVENTORY

The components of inventory at December 31, 2011 consisted of the following:

Raw Materials	$5,209,000
Work In Progress	12,094,000
Finished Goods	7,021,000
Inventory Reserve	(1,803,000)
Total Inventory	$22,521,000

Note 5. PROPERTY AND EQUIPMENT

The components of property and equipment consisted of the following:

	September 30,	December 31,
	2012	2011
	(Unaudited)
Machinery and Equipment	$5,565,000	$3,700,000	5 - 8 years
Capital Lease Machinery and Equipment	3,877,000	3,877,000	5 - 8 years
Tools and Instruments	3,459,000	3,417,000	1.5 - 7 years
Automotive Equipment	55,000	55,000	5 years
Furniture and Fixtures	232,000	219,000	5 - 8 years
Leasehold Improvements	612,000	595,000	Term of Lease
Computers and Software	298,000	158,000	4-6 years
Total Property and Equipment	14,098,000	12,021,000
Less: Accumulated Depreciation	(9,178,000)	(8,050,000)
Property and Equipment, net	$4,920,000	$3,971,000

Depreciation expense for the three months ended September 30, 2012 and 2011 were approximately $413,000 and $349,000, respectively. Depreciation expense for the nine months ended September 30, 2012 and 2011 were approximately $1,097,000 and $1,140,000, respectively.

AIR INDUSTRIES GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 6. INTANGIBLE ASSETS

The components of the intangibles assets consisted of the following:

	September 30,	December 31,
	2012	2011
	(Unaudited)
Customer Relationships	$5,815,000	$890,000	5 to 14 years
Trade Names	770,000	770,000	20 years
Technical Know-how	660,000	660,000	10 years
Non-Compete	50,000	-	5 years
Professional Certifications	15,000	15,000	.25 to 2 years
Total Intangible Assets	7,310,000	2,335,000
Less: Accumulated Amortization	(1,130,000)	(728,000)
Intangible Assets, net	$6,180,000	$1,607,000

The expense for the amortization of intangibles for the three months ended September 30, 2012 and 2011 were approximately $318,000 and $42,000, respectively. The expense for the amortization of intangibles for the nine months ended September 30, 2012 and 2011 were approximately $402,000 and $126,000, respectively.

Note 7. SALE AND LEASEBACK TRANSACTION

On October 24, 2006, the Company consummated a Sale and Leaseback Arrangement, whereby the Company sold the buildings and real property comprising its corporate headquarters in Bay Shore, New York (the "Property") for a purchase price of $6,200,000.  The Company accounted for the transaction under the provisions of FASB ASC 840-40, “Leases – Sale-Leaseback Transactions.”  The Company realized a gain on the sale of $1,051,000 of which $300,000 was recognized during the year ended December 31, 2006. The remaining $751,000 is being recognized ratably over the remaining term of the twenty year lease at approximately $38,000 per year.  The gain is included in Other Income in the accompanying Condensed Consolidated Statement of Income. The unrecognized portion of the gain in the amount of $532,000 and $561,000 as of September 30, 2012 and December 31, 2011, respectively, is classified as Deferred Gain on Sale in the accompanying Condensed Consolidated Balance Sheet.

AIR INDUSTRIES GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 8. NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS

Notes payable and capital lease obligations consist of the following:

	September 30,	December 31,
	2012	2011
	(Unaudited)
Revolving credit notes payable to PNC Bank N.A. ("PNC") and
secured by substantially all assets	$12,507,000	$10,880,000
Term loan, PNC	4,950,000	2,000,000
Capital lease obligations	1,444,000	1,871,000
Notes payable to sellers of acquired business	1,530,000	1,976,000
Junior subordinated notes	1,000,000	6,320,000
Subtotal	21,431,000	23,047,000
Less: Current portion of notes and capital obligations	(16,290,000)	(14,055,000)
Notes payable and capital lease obligations, net of current portion	$5,141,000	$8,992,000

 PNC Bank N.A. ("PNC")

The Company has a credit facility with PNC (the "Loan Facility"), secured by substantially all of its assets.  Simultaneously with the acquisition of NTW, the Company entered in to an amendment to the Loan Facility and paid an amendment fee of $50,000.  The Loan Facility now provides for maximum borrowings of $23,400,000 (increased from $19,000,000) consisting of the following:

(i)	a $18,000,000 revolving loan (includes inventory sub-limit of $12,250,000)
(ii)	a $5,400,000 term loan and
(iii)	adds NTW as one of the borrowers

The Company borrowed an additional $2,840,000 under the revolving loan as part of the acquisition of NTW. The revolving loan bears interest at (a) the sum of PNC's base commercial lending rate as published from time to time ("PNC Rate") plus 2.00% or (b) the greater of the sum of the Eurodollar rate plus 3.5.  The revolving loan had an interest rate of 5.50% per annum at both September 30, 2012 and December 31, 2011, and an outstanding balance of $12,507,000 and $10,880,000, respectively. The maturity date of the revolving loan was extended from November 15, 2013 to November 30, 2016.

Each day, the Company's cash collections are swept directly by the bank to reduce the revolving loans and we then borrow according to a borrowing base. As such, the Company generally has no cash on hand. Because the revolving loans contain a subjective acceleration clause which could permit PNC to require repayment prior to maturity, the loans are classified with the current portion of notes and capital lease obligations.

The Company borrowed an additional $3,900,000 under the term loan as part of the acquisition of NTW.  The maturity date of the term loan was extended from December 2013 to June 2015 and bears interest, at the option of the Company equal to (a) the greater of (i) the sum of the PNC Rate plus 6.5% and (ii) 11.5%, with respect to Domestic Rate Loans or (b) the greater of (i) the sum of the Eurodollar Rate plus 8.5% and (ii) 10.5%, with respect to Eurodollar Rate Loans.  Repayment under the term loan shall consist of 36 consecutive monthly principal installments, the first 35 of which will be in the amount of $150,000 commencing on the first business day of July 2012, with the 36th and final payment of any unpaid balance of principal and interest payable on the first business day of June 2015.  Additionally, there is a mandatory prepayment equal to 50% of Excess Cash Flow (as defined) for each fiscal quarter commencing with the fiscal quarter ended September 30, 2012, payable upon the delivery of the financial statements to PNC for such fiscal period, but no later than 45 days after the end of the fiscal period.   As of September 30, 2012, the amount due for the Excess Cash Flow was calculated as $752,000. At September 30, 2012 and December 31, 2011, the balance due under the term loan was $4,950,000 and $2,000,000, respectively.

AIR INDUSTRIES GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

To the extent that the Company disposes of collateral used to secure the Loan Facility, other than inventory, the Company must promptly repay the draws on the credit facility in the amount equal to the net proceeds of such sale.

The terms of the Loan Facility require that, among other things, the Company maintain certain financial ratios and levels of working capital. As of September 30, 2012 and December 31, 2011, the Company was in compliance with all terms of its credit facility with PNC.

The Loan Facility also is secured by all assets of the Company and the Company's receivables are payable directly into a lockbox controlled by PNC (subject to the terms of the Loan Facility). PNC may use some elements of subjective business judgment in determining whether a material adverse change has occurred in the Company's condition, results of operations, assets, business, properties or prospects allowing it to demand repayment of the Loan Facility.

As of September 30, 2012 the future minimum principal payments for the term loan are as follows

For the twelve months ending	Amount
September 30, 2013	$2,552,000
September 30, 2014	1,800,000
September 30, 2015	598,000
PNC Term Loan Payable	4,950,000
Less: Current portion	(2,552,000)
Long-term portion	$2,398,000

Interest expense related to these credit facilities amounted to approximately $314,000 and $219,000 for the three months ended September 30, 2012 and 2011, respectively, and $723,000 and $695,000 for the nine months ended September 30, 2012 and 2011, respectively

On July16, 2012, the Company entered into the 18th amendment to our Credit Facility with PNC.  This amendment allowed for the repayment of $115,000 of our Junior Subordinated Notes (see discussion below).

Capital Leases Payable – Equipment

The Company is committed under several capital leases for manufacturing and computer equipment. All leases had bargain purchase options exercisable at the termination of each lease. Capital lease obligations totaled $1,444,000 and $1,871,000 as of September 30, 2012 and December 31, 2011, respectively, with various interest rates ranging from 7.7% to 9.5%.

AIR INDUSTRIES GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     As of September 30, 2012, the aggregate future minimum lease payments, including imputed interest, with remaining terms of greater than one year are as follows:

For the twelve months ending	Amount
September 30, 2013	$711,000
September 30, 2014	550,000
September 30, 2015	207,000
September 30, 2016	155,000
Total future minimum lease payments	1,623,000
Less: imputed interest	(179,000)
Less: current portion	(598,000)
Total Long Term Portion	$846,000

Notes Payable - Sellers

As of September 30, 2012 and December 31, 2011, the balance owed to the sellers of Welding is:

	September 30,	December 31,
	2012	2011
	(Unaudited)
Former Welding Stockholders	$1,530,000	$1,976,000
Less: Current Portion	(633,000)	(601,000)
Total long-term portion	$897,000	$1,375,000

In connection with the acquisition of Welding on August 24, 2007, the Company incurred a note payable (“Note”) to the former stockholders of Welding. Our obligation under the Note is subordinate to our indebtedness to PNC.

     The Note and payment terms were adjusted and/or amended several times.  On October 1, 2010, the Company entered into letter agreement with the former stockholders of Welding.  It was agreed that all interest that had been accrued and not yet paid under prior arrangements would be capitalized into the principal balance of the note, making the new balance of the note $2,397,967.  Payments on the note began on October 1, 2010.  It was further agreed that payments would be made according to the following schedule: equal monthly installments of $40,000 on the first business day of each month until December 31, 2011, followed by equal monthly installments of $60,000 on the first business day of each month commencing on January 1, 2012 and continuing until the entire principal amount of the obligation is paid in full, which is estimated to be in January 2015.  Interest shall accrue at the rate of 7% per annum, and each payment will first apply to interest and then to principal.  At September 30, 2012 and December 31, 2011, the balance owed under the note was $1,530,000 and $1,976,000 respectively.

AIR INDUSTRIES GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     As of September 30, 2012, the future minimum payments for the note payable to the former stockholders of Welding are as follows:

For the twelve months ending	Amount
September 30, 2013	$633,000
September 30, 2014	679,000
September 30, 2015	218,000
Former WMI Stockholders Notes Payable	1,530,000
Less: Current portion	(633,000)
Long-term portion	$897,000

Interest expense related to notes payable to the former stockholders was $29,000 and $37,000 for the three months ended September 31, 2012 and 2011, respectively and $93,000 and $114,000 for the nine months ended September 30, 2012 and 2011 respectively.

Junior Subordinated Notes

In 2008, the Company sold in a series of private placements to accredited investors $5,545,000 of principal in junior subordinated notes, together with 983,324 shares of its common stock  and 207,600 shares of Series B Convertible Preferred Stock (“Series B Preferred”), for a total purchase price of $5,545,000. The notes bear interest at the rate of 1% per month (or 12% per annum).

In the first quarter ended March 31, 2009, the Company sold in a private placement to accredited investors, an additional $445,000 of principal in notes together with 35,600 shares of our Series B Preferred for a total purchase price of $445,000.

In connection with the offering of the Company's junior subordinated notes and Series B Preferred which commenced in September 2008, the Company issued to Taglich Brothers, Inc. ("Taglich"), as placement agent, a junior subordinated note in the principal amount of $510,000 and 39,640 shares of Series B Preferred. The terms of the note issued to Taglich are identical to the notes.  In addition, the Company issued a warrant to purchase 137,138 shares of its Series B Preferred to Taglich.   In connection with the amounts raised in 2009, the Company issued Taglich 3,560 shares of Preferred Series B and will issue to Taglich a note on the same terms as the Junior Subordinated Notes referred to above for commission of $44,500.

In conjunction with the Private Placement of our common stock to raise money for the acquisition of NTW, we solicited the holders of our Junior Subordinated Notes to convert their notes to Common Stock at a price of $6.00 per share.  On June 29, 2012, we issued 867,461 shares of our common stock in exchange for approximately $5,204,000 of our Junior Subordinated Notes. On July 26, 2012, we repaid $115,000 of our Junior Subordinated Notes along with the accrued interest thereon of approximately $1,000.

The due date of the remaining notes were extended from November 18, 2013 to mature on November 30, 2016 and are subordinated to the Company's obligations to PNC.

The balance owed at September 30, 2012 and December 31, 2011 amounted to $1,000,000 and $6,320,000, respectively.

Interest expense amounted to $30,000 and $196,000 for the three months ended September 30, 2012 and 2011, respectively and $409,000 and $583,000 for the nine months ended September 30, 2012 and 2011 respectively.

AIR INDUSTRIES GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 9. STOCKHOLDERS’ EQUITY

Common Stock Issuances

During June and July of 2012, the Company issued 1,185,851 shares of its Common Stock in a Private Placement to Accredited Investors.  The Company received $6,528,000 net of commissions and expenses.

Our agent, Taglich, received commissions in the amount of approximately $569,000, along with 12,000 shares of common stock, and Warrants to purchase approximately 119,000 shares of Common Stock at $6.30.  The Company also paid approximately $18,000 of legal fees on behalf of Taglich.

The proceeds from the sale of the Common Stock were used to finance the acquisition of NTW.

Note 10. COMMITMENTS AND CONTINGENCIES

Lease Impairment

A former subsidiary was located in our Plant Avenue facility and following the discontinuance of its operations, a portion of the facility was vacant. The Company recorded a charge for $579,000 at December 31, 2009 representing the estimated discounted future cost of part of the Plant Avenue facility.

As of September 30, 2012, the estimated discounted future cost will be charged to expense as follows:

For the twelve months ending	Amount
September 30, 2013	$88,000
September 30, 2014	75,000
September 30, 2015	60,000
September 30, 2016	12,000
Total future minimum lease payments	235,000
Less: current portion	(88,000)
Total Long-Term Portion	$147,000

Litigation

Sigma Metals, Inc (“Sigma”):  Several former vendors to Sigma had commenced legal action against Sigma seeking to recover amounts owed to them. All of these have been settled except for one that is still deciding to commence litigation seeking the recovery of approximately $71,000.  Settlement discussions have commenced with this vendor but there is not yet a definitive resolution.  Such amount is included in accounts payable and accrued expenses at September 30, 2012 and December 31, 2011.

AIR INDUSTRIES GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 11. INCOME TAXES

The provision for income taxes at September 30, 2012 and 2011 is as follows:

	2012	2011
	(Unaudited)	(Unaudited)
Current
Federal	$778,000	$-
Federal AMT	-	57,000
State	258,000	-
Total Expense	1,036,000	57,000

Deferred
Federal	-	-
State	-	-
Total Deferred Taxes	-	-
Net Expense for Income Taxes	$1,036,000	$57,000

AIR INDUSTRIES GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The components of net deferred tax assets as of September 30, 2012 and December 31, 2011 are set forth below:

	September 30,	December 31,
	2012	2011
	(Unaudited)
Deferred tax assets:
Net operating loss carry forwards	$-	$289,000
Capital loss carry forwards	1,088,000	1,088,000
Bad debts	244,000	380,000
Stock based compensation - options and restricted stock	501,000	466,000
Capitalized engineering costs	416,000	356,000
Account payable, accrued expenses and reserves	9,000	9,000
Deferred rent	418,000	390,000
Amortization - NTW Transaction	74,000	-
Inventory - 263A adjustment	629,000	-
Lease Impairment	94,000	-
Deferred gain on sale of real estate	213,000	224,000
Section 1231 loss carryover	86,000	86,000
Total deferred tax assets before valuation allowance	3,772,000	3,288,000
Valuation allowance	(2,568,000)	(1,217,000)
Total deferred tax assets after valuation allowance	1,204,000	2,071,000

Deferred tax liabilities:
Property and equipment	(612,000)	(801,000)
Amortization - Welding Transaction	(592,000)	(643,000)
Inventory - 263A adjustment	-	(627,000)
Total Deferred Tax Liability	(1,204,000)	(2,071,000)

Net deferred tax asset	$-	$-

Realization of deferred tax assets is dependent on future earnings. Due to the uncertainty of realization of the net deferred tax assets, the Company has provided a 100% valuation allowance.

Note 12. SEGMENT REPORTING

In accordance with FASB ASC 280, “Segment Reporting”, the Company discloses financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available and regularly evaluated by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

AIR INDUSTRIES GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

   Financial information about the Company's operating segments for the three and nine months ended September 30, 2012 and 2011 are as follows:

Three Months Ended September 30,
	2012	2011
	(Unaudited)	(Unaudited)
Air Industries Machining
Net Sales	$9,587,000	$10,325,000
Gross Profit	1,788,000	2,015,000
Pre Tax Income	996,000	889,000
Assets	23,946,000	28,677,000

Nassau Tool Works
Net Sales	3,080,000	-
Gross Profit	1,196,000	-
Pre Tax Income	499,000	-
Assets	13,863,000	-

Welding Metallurgy
Net Sales	2,891,000	2,930,000
Gross Profit	850,000	820,000
Pre Tax Income	140,000	430,000
Assets	8,986,000	8,491,000

Corporate
Net Sales	-	-
Gross Profit	-	-
Pre Tax Loss	(634,000)	(586,000)
Assets	15,478,000	8,840,000

Consolidated
Net Sales	15,558,000	13,255,000
Gross Profit	3,834,000	2,835,000
Pre Tax Income	1,001,000	733,000
Provision for Taxes	387,000	31,000
Net Income	614,000	702,000
Elimination of Assets	(12,082,000)	(8,326,000)
Assets	50,191,000	37,682,000

AIR INDUSTRIES GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30,
	2012	2011
	(Unaudited)	(Unaudited)
Air Industries Machining
Net Sales	$33,314,000	$31,063,000
Gross Profit	6,227,000	5,649,000
Pre Tax Income	3,291,000	2,588,000
Assets	23,946,000	28,677,000

Nassau Tool Works
Net Sales	3,592,000	-
Gross Profit	1,394,000	-
Pre Tax Income	655,000	-
Assets	13,863,000	-

Welding Metallurgy
Net Sales	9,929,000	7,915,000
Gross Profit	2,919,000	2,217,000
Pre Tax Income	994,000	1,022,000
Assets	8,986,000	8,491,000

Corporate
Net Sales	-	-
Gross Profit	-	-
Pre Tax Loss	(2,149,000)	(1,991,000)
Assets	15,478,000	8,840,000

Consolidated
Net Sales	46,835,000	38,978,000
Gross Profit	10,540,000	7,866,000
Pre Tax Income	2,791,000	1,619,000
Provision for Taxes	1,036,000	57,000
Net Income	1,755,000	1,562,000
Elimination of Assets	(12,082,000)	(8,326,000)
Assets	50,191,000	37,682,000